                     Exhibit 99.1 - Joint Filer Information

Designated Filer: Eli Lilly and Company
Issuer & Ticker Symbol: Dermira, Inc. (DERM)
Date of Event Requiring Statement: January 10, 2020

Joint Filers:
1. Name: Eli Lilly and Company
Address: Lilly Corporate Center
Indianapolis, Indiana 46285

2. Name: Bald Eagle Acquisition Corporation
Address: Lilly Corporate Center
Indianapolis, Indiana 46285